UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2005
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                       TAKE TWO INTERACTIVE SOFTWARE, INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                          0-29230                    51-0350842
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(State or Other                    (Commission                 (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

     622 Broadway, New York, NY                                   10012
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code   (646) 536-2842
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

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            Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

      On January 31, 2005, Take-Two Interactive Software, Inc. (the "Company") entered into an agreement with Richard Roedel pursuant to which his position with the Company was changed from Chairman of the Board and Chief Executive Officer to Chairman of the Board and a consultant to the Company. The agreement terminates on January 31, 2006, subject to the right of either party to terminate the agreement on or after June 1, 2005 provided that the Company's payment obligations under the agreement would continue throughout the term. The agreement provides for Mr. Roedel to be compensated at a rate of $665,600 per annum and to receive a bonus of $162,500 upon execution of the agreement. The agreement also provides that a restricted stock award granted to Mr. Roedel in 2004 will vest ratably on a monthly basis during the term of the agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      (b) As noted in Item 1.01 above, on January 31, 2005, the Company entered into an agreement with Richard Roedel pursuant to which his position with the Company was changed effective that date from Chairman of the Board and Chief Executive Officer to Chairman of the Board and a consultant to the Company.

      (c) On January 31, 2005, the Board of Directors appointed Paul Eibeler as Chief Executive Officer and President to serve in accordance with the bylaws of the Company until his successor is elected and qualified. Mr. Eibeler has served as President of the Company since April 2004, and prior thereto was President of the Company from December 2000 to October 2003. In April 2004, the Company entered into a letter agreement with Mr. Eibeler for a three-year term, which provides that Mr. Eibeler will serve as President and is entitled to receive an annual salary of $600,000 and a quarterly bonus of $50,000, provided that the Company achieves certain performance targets. The Company also granted Mr. Eibeler options to purchase 300,000 shares of common stock. Reference is made to the full text of the letter agreement, a copy of which has been previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended April 30, 2004. The Company and Mr. Eibeler are negotiating a new employment agreement, which contemplates Mr. Eibeler's services as Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits

      Exhibits. 10.1 Letter Agreement dated January 31, 2005 between the Company and Richard Roedel.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                          (Registrant)

                                        By: /s/ Karl Winters
                                           -------------------------------------
                                           Name: Karl Winters
                                           Title: Chief Financial Officer

Date: February 1, 2005


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